UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 26, 2012 (October 25, 2012)

Date of Report (date of earliest event reported)

TRANSCEPT PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1003 W. Cutting Blvd., Suite #110

Point Richmond, California 94804

(Address of principal executive offices)

(510) 215-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other events.

On September 11, 2012, Transcept Pharmaceuticals, Inc. (“Transcept”) received Paragraph IV notice letters from each of Par Pharmaceutical, Inc. and Par Formulations Private Ltd. (together, “Par”), advising Transcept that Par has filed Abbreviated New Drug Applications (“ANDAs”) with the U.S. Food and Drug Administration (“FDA”) for generic versions of the 1.75mg and 3.5mg strengths of Intermezzo® (zolpidem tartrate) sublingual tablet C-IV. These Paragraph IV notice letters allege that Transcept’s U.S. Patent Nos. 7,658,945, 7,682,628, 8,242,131 (the “’131 Patent”) and 8,252,809 (the “’809 Patent”) are invalid, unenforceable and/or will not be infringed by Par’s manufacture, use, importation, sale or offer for sale of the products for which Par’s ANDAs were submitted.

On October 25, 2012, Transcept joined Purdue Pharmaceutical Products L.P. (“Purdue Pharma”), Transcept’s U.S. commercialization partner with respect to Intermezzo, and Purdue Pharma L.P. in filing actions against Par (the “Actions”) in the U.S. District Court for the District of New Jersey alleging infringement of the ’131 and ‘809 Patents and seeking injunctive and other relief against Par.

The commencement of the Actions automatically stays FDA approval of the Par ANDAs until February 2015 or until an adverse court decision, if any, whichever may occur earlier. Under the Collaboration Agreement between Transcept and Purdue Pharma, Transcept is responsible for 40% of the expense related to Intermezzo patent litigation in the United States. The Transcept share of this expense is subject to an aggregate cap of $1.0 million per calendar year and $4.0 million over the term of the agreement.

For information on the risks associated with Transcept’s efforts to secure and maintain intellectual property protection for Intermezzo, please see the Risk Factors section of Transcept’s Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 13, 2012. The information contained herein is intended to be considered in the context of more complete information included in Transcept’s filings with the SEC and other public announcements that Transcept has made or may make from time to time by press release or otherwise. Transcept undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.

Date: October 26, 2012

	By:	/s/ Leone D. Patterson
Name: Leone D. Patterson
Title: Vice President, Chief Financial Officer